Exhibit 10.1

INCENTIVE FEE WAIVER AGREEMENT

This Incentive Fee Waiver Agreement (the “Agreement”) is made on this 23rd day of April, 2021, by and between Sierra Income Corporation (the “Company”) and SIC Advisors LLC (the “Adviser”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Advisory Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company and the Adviser entered into that certain Investment Advisory Agreement, effective as of April 17, 2012 (the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to the Company; and

WHEREAS, the Company and the Adviser have determined that it is appropriate and in the best interests of the Company to waive certain fees that may be payable by the Company to the Adviser under the Advisory Agreement for the periods set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

1.	Waiver of Certain Fees Payable Under the Advisory Agreement

(a)

The Adviser hereby agrees to waive (i) 50% of any incentive fee on income payable to the Adviser for any fiscal quarter during the period beginning with the fiscal quarter ending September 30, 2021 and the fiscal quarter ending June 30, 2022, and (ii) 50% of any incentive fee on capital gains payable to the Adviser for the fiscal year ending December 31, 2021.

(b)

For the avoidance of doubt, the purpose of this Agreement is to provide the Company with a partial waiver in connection with any incentive fee on income and any incentive fee on capital gains payable by the Company to the Adviser for the periods set forth in Section 1(a) and does not amend the calculation of the incentive fee on income or the incentive fee on capital gains as set forth in the Advisory Agreement.  Other than the waiver granted herein by the Adviser, the terms of the Advisory Agreement shall be in full force and effect.

2.	Duration and Termination of this Agreement

(a)

Term and Effectiveness. This Agreement shall become binding as of the date of its execution by the parties (the “Effective Date”). Upon the Effective Date, the terms of the Advisory Agreement will remain in full force and effect, subject to the fee waiver set forth in Section 1. This Agreement shall remain in effect until (i) June 30, 2022 with respect to the waiver granted by the Adviser on any incentive fee payable on income as set forth in Section 1(a)(i), and (ii) December 31, 2021 with respect to the waiver granted by the Adviser on any incentive fee payable on capital gains as set forth in Section 1(a)(ii), unless extended by mutual written agreement of the Company and the Adviser.

(b)

Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by the Company upon 60 days’ written notice to the Adviser: (A) by the vote of the board of directors of the Company; or (ii) by the Adviser upon not less than 120 days’ written notice to the Company. This Agreement and the rights and duties of a party hereunder may not be assigned, including by operation of law, by a party without the prior consent of the other party and this Agreement automatically shall terminate in such event. The provisions of Section 2 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

3.	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at the address listed below or at such other address for a party as shall be specified in a notice given in accordance with this Section 3:

To the Company:

Attn: Richard T. Allorto, Jr.

280 Park Avenue

6th Floor East

New York, NY 10017

To the Adviser:

Attn: Nathan Bryce

280 Park Avenue

6th Floor East

New York, NY 10017

4.	Amendments of this Agreement

This Agreement may be amended by mutual written consent of the parties. This Agreement automatically shall terminate upon the dissolution of the Company.

5.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

6.	Governing Law

This Agreement shall be construed in accordance with laws of the State of Maryland and the applicable provisions of the 1940 Act, if any. To the extent that the applicable laws of the State of Maryland or any of the provisions herein conflict with the applicable provisions of the 1940 Act, if any, the latter shall control.

7.	Entire Agreement

This Agreement and the Advisory Agreement contain the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

SIERRA INCOME CORPORATION

By:	/s/ Dean Crowe
Name:	Dean Crowe
Title:	President

SIC ADVISORS LLC

By:	/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto, Jr.
Title:	Chief Financial Officer